                                                                       Exhibit P

                                 CODE OF ETHICS
                         SKYLINE ASSET MANAGEMENT, L.P.
                              AND THE SKYLINE FUNDS

                          (EFFECTIVE NOVEMBER 9, 2004)

I.   STATEMENT OF POLICY

     This Code of Ethics ("Code") is being adopted under Rule 17j-1 and Rule 204A-1 promulgated by the Securities and Exchange Commission ("Commission") pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act"). In general, Rule 17j-1 and Rule 204A-1 impose an obligation on registered investment companies, registered investment advisers and certain principal underwriters to (1) adopt written codes of ethics covering the securities activities of certain of their directors, officers and employees that contain provisions reasonably necessary to prevent misconduct; (2) comply with all applicable federal securities laws; and (3) use reasonable diligence and institute procedures reasonably necessary to prevent violations of such code of ethics. This Code is designed to ensure that those individuals of Skyline Asset Management, L.P. (the "Adviser") who have access to information regarding the portfolio securities activities of a registered investment company and other clients not intentionally use information concerning such clients' portfolio securities activities for their personal benefit and to the detriment of such clients. Capitalized terms used in this Code are defined in Article II of the Code.

     It is not the intention of this Code to prohibit personal securities transactions by personnel of the Adviser and/or the Skyline Funds, or the Independent Trustees of the Skyline Funds, but rather it is intended to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth the Adviser's and the Skyline Funds' policy regarding conduct in those situations in which conflicts are most likely to develop.

GENERAL PRINCIPLES

     The persons to which this Code applies (see Article III herein) should keep the following general fiduciary principles in mind in discharging his or her obligations under the Code. These persons shall:

     a. at all times, place the interests of Investment Advisory Clients before his or her personal interests;

     b. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     c. not take any inappropriate advantage of his or her position with or on behalf of any Investment Advisory Client.

     This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield personnel of the Skyline Funds and the Adviser from liability for personal trading or other conduct that violates a fiduciary duty to the Skyline Funds or other Investment Advisory Clients or shareholders. Moreover, an action taken indirectly by a person subject to this Code which would violate this Code if taken directly is likewise prohibited by this Code.

     In addition, the persons to which this Code applies must act at all times in a professional manner and in accordance with applicable laws, rules and regulations (and in particular laws, rules and regulations pertaining to fiduciaries, and their duties and responsibilities to their clients) as well as all applicable requirements and restrictions imposed by organizational and disclosure documents of Mutual Funds and Affiliated Mutual Funds. Moreover, the persons to which this Code applies understand that the Adviser believes that, as a general matter, its personnel should not engage in transactions in securities (or comparable behavior) that create the potential for a conflict of interest to arise.

INVESTMENT COMPANY ACT PROHIBITIONS

     The 1940 Act and Rule 17j-1 make it illegal for any person covered by the Code in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Skyline Funds to:

     a.    employ any device, scheme, or artifice to defraud the Skyline Funds;

     b. make any untrue statement of a material fact to the Skyline Funds or omit to state a material fact necessary in order to make the statements made to the Skyline Funds, in light of circumstances under which they are made, not misleading, or in any way mislead the Skyline Funds regarding a material fact;

     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Skyline Funds; or

     d.    engage in any manipulative practice with respect to the Skyline
           Funds.

     The restrictions on personal securities transactions contained in this Code and the policies and procedures instituted by the Adviser to implement this Code are intended to help the Adviser monitor for compliance with these prohibitions.

II.  DEFINITIONS

     a. "ACCESS PERSON" shall mean any director, trustee, officer, partner or employee of the Skyline Funds or the Adviser, Advisory Person and such other persons who from time to time are designated as Access Persons by a Designated Officer.

     b. "ADVISORY PERSON" shall mean (1) any employee of the Adviser, the Skyline Funds or of any company in a Control relationship with the Adviser or the Skyline Funds, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the

Adviser or whose functions relate to making of any recommendations with respect to such purchases or sales, and (2) any natural person in a Control relationship to the Adviser or the Skyline Funds who obtains information concerning recommendations made to the Adviser or the Skyline Funds with respect to the purchase or sale of a Security by the Adviser or the Skyline Funds.

     c. "ADVISER" shall mean Skyline Asset Management, L.P., a Delaware limited partnership.

     d. "ALTERNATE DESIGNATED OFFICER" shall mean an officer of the Adviser other than the Designated Officer.

     e. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Rule 16a-1(a)(2) under the Securities Exchange Act specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Accordingly, a director, trustee, officer, employee, agent or consultant of the Adviser may be deemed to have beneficial ownership of securities held by members of his immediate family sharing the same household, or by certain partnerships, trusts, corporations or other arrangements.

     Application of this definition is explained in more detail and examples are provided in Appendix A attached hereto

     f. "BROAD-BASED EXCHANGE TRADED FUND" shall mean only those funds listed on Appendix B attached hereto or such other funds that may be approved in writing by the Designated Officer for time to time.

     g.    "CODE" shall mean this Code of Ethics.

     h.    "CONTROL" shall have the same meaning as that set forth in
Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     i. "DESIGNATED OFFICER" shall mean the Chief Compliance Officer of the Adviser or such other person designated by the Adviser or the Designated Officer (such as an Alternate Designated Officer), who shall be responsible for management, review and enforcement of the Adviser's program of compliance with the Code.

     j. "FEDERAL SECURITIES LAWS" shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under any of these statutes, and the Bank Secrecy Act as it applies to investment companies and investment advisers and any rules adopted thereunder by the Commission or the Department of the Treasury.

     k. "INDEPENDENT TRUSTEE" shall mean those trustees of the Skyline Funds who are not "interested persons" of the Skyline Funds within the meaning of such term in Section 2(a)(19) the 1940 Act.

     l. "INITIAL PUBLIC OFFERING" shall mean an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     m. "INVESTMENT ADVISORY CLIENT" shall mean any investment company (registered or unregistered under the 1940 Act) managed, advised and/or subadvised by the Adviser and any other client, portfolio or account which is managed, advised and/or subadvised by the Adviser as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

     n. "MUTUAL FUND" shall mean an open-end management investment company that is registered under the 1940 Act (other than a money market Mutual Fund).

     o. "AFFILIATED MUTUAL FUND" shall mean a Mutual Fund (other than a money market Mutual Fund) that is managed, advised or subadvised by the Adviser or an affiliate of the Adviser (including, without limitation, the Skyline Funds and the Managers Funds).

     p. "NON-ACCESS PERSON" shall mean any director, trustee, officer, partner or employee of the Skyline Funds or the Adviser who is not classified as an Access Person in this Code and such other persons who from time to time are designated as Non-Access Persons by a Designated Officer.

     q. "PORTFOLIO MANAGER" shall mean any Access Person with direct day-to-day responsibility and authority to make investment decisions for or affecting any Investment Advisory Client.

     r. A "PRIVATE PLACEMENT OFFERING" shall mean an offering of securities that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

     s. A "PURCHASE" or "SALE" of a Security includes, among other things, the writing of an option to purchase or sell a Security.

     t.    "SECURITY" shall have the same meaning as that set forth in
Section 2(a)(36) of the 1940 Act (generally, all securities, including bonds (rated below "A" by at least one national rating service) and options, warrants and other rights to purchase securities), except that "Security" shall NOT include:

     (i)   Direct obligations of the Government of the United States;

     (ii) Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements and debt instruments rated "A" or above by at least one national rating service; and

     (iii) Shares of Mutual Funds and Affiliated Mutual Funds (except as otherwise noted in this Code) ;

     (iv)  shares of Broad-based Exchange Traded Funds;

     (v) such other securities and instruments that the Designated Officer shall determine from time to time to be excluded from the definition of "Security" under this Code;

     (vi) futures or options on futures, other than futures or options on futures that are based on a single stock or on a narrow-based stock index; and

     (vii) commodities.

     u. A "SECURITY" is "HELD OR TO BE ACQUIRED" by an Investment Advisory Client when the Security, within the most recent fifteen (15) days, (1) is or has been held by the Investment Advisory Client, or (2) is being or has been considered by the Investment Advisory Client or the Adviser for purchase by the Investment Advisory Client.

     v.    "1940 ACT" means the Investment Company Act of 1940, as amended.

III.  TO WHOM DOES THIS CODE APPLY?

This Code applies to you if you are:

-  A director, trustee, officer, partner or employee of the Adviser; or

-  A director, trustee or officer of the Skyline Funds; or

-  Any other person deemed an Access Person by the Designated Officer.

There are three main categories of persons noted below who are covered by this Code, taking into account their positions, duties and access to information regarding the investment process, portfolio trades or holdings by Investment Advisory Clients. You have been notified about which of these categories applies to you.

If you are an INDEPENDENT TRUSTEE, you are automatically an ACCESS PERSON, but only a few provisions of this Code apply to you. See the definition of INDEPENDENT TRUSTEE in Section II(j) of this Code and Section IV for a list of the provisions that apply to you.

             ACCESS PERSON                            NON-ACCESS PERSON                    INDEPENDENT TRUSTEE
-------------------------------------------   ----------------------------------   -------------------------------------
A person who regularly participates in the    All persons who are not Access       A person who is an
investment process, or who has access to      Persons or Independent Trustees      Independent Trustee as defined in
trade or holdings data, or who may have                                            this Code
limited access to trade or holdings data

EXAMPLES:                                     EXAMPLES:                            EXAMPLES:
-  Portfolio Managers                            -  Mail Services                  -  Independent Trustees of the
-  Analysts                                                                           Skyline Funds who are not also
-  Traders                                                                            officers of the Adviser
-  Marketing
-  Client Service
-  Investment Operations
-  Compliance

IV.   OVERVIEW OF POLICIES IN THE CODE OF ETHICS

Please refer to the following chart to determine which policies apply to your category. These policies are described in detail below.*

                                                          ACCESS     NON-ACCESS
                                                          PERSON       PERSON       INDEPENDENT TRUSTEE
                                                          ------     ----------     -------------------
General Principles                                         yes           yes                yes

POLICIES IN THE CODE
Blackout Periods                                           yes            no                yes
Ban on Initial Public Offerings                            yes            no                no
Pre-clearance of Private Placement Offerings               yes            no                no
Ban on short-term trading profits - Affiliated             yes            no                no
Mutual Funds
Gifts                                                      yes           yes                yes
Receipt of brokerage discounts, etc.                       yes            no                no
Service as a director or comparable position               yes            no                no
Outside investment advisory services                       yes            no                no
Nonpublic material information                             yes           yes                yes
Transactions with investment advisory clients              yes            no                yes
Ban on investment clubs                                    yes            no                no

POLICIES OUTSIDE THE CODE
AMG Insider Trading Policy                                 yes           yes                no
Skyline Gift Policy                                        yes           yes               n.a.

REPORTS AND OTHER DISCLOSURES
Broker letter/duplicate confirms                           yes            no                no
Pre-clearance requirement                                  yes            no                no
Initial/Annual Holdings Reports                            yes            no               no**
Quarterly Transactions Reports                             yes            no               no**
Initial/Annual Certifications                              yes           yes                yes

  *This chart summarizes the policies in this Code. As is discussed in Article V, Policies Outside the Code of Ethics, there are other policies which apply to directors, officers and employees of the Adviser. Please refer to those policies for guidance on their requirements.
  ** There are certain circumstances in which these documents may need to be completed, as discussed in Article V.

V.   POLICIES OUTSIDE THE CODE OF ETHICS

The Adviser has adopted certain policies that are not part of this Code, but are equally important. They include the following:

-  AFFILIATED MANAGERS GROUP'S POLICY REGARDING SPECIAL TRADING PROCEDURES

The antifraud provisions of the federal         APPLIES TO: ACCESS PERSONS
securities laws generally prohibit                          NON-ACCESS PERSONS
persons with material non-public                            INDEPENDENT TRUSTEES
information from trading on or
communicating the information to others.

Sanctions for violations can include civil injunctions, permanent bars from the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. The rules (and sanctions) in this area apply to all personnel of the Adviser and extend to activities both related and unrelated to your job duties.

As an investment adviser, the Adviser is required to have an Inside Information Policy and Procedures. This policy covers a number of important issues pertaining to its investment advisory activities, such as:

   -  The misuse of material non-public information
   -  The information barrier procedure
   -  The "restricted list" and the "watch list"
   - Broker letters and duplicate confirmation statements (see Article V of this Code).

-  GIFT POLICY

A conflict of interest occurs when your         APPLIES TO: ACCESS PERSONS
private interests interfere or could                        NON-ACCESS PERSONS
potentially interfere with your
responsibilities at work. You must not
place yourself or the Adviser in a
position of actual or potential conflict.

This Gift Policy covers a number of important issues and applies to all personnel of the Adviser. Important issues in this Policy include:

   -  receiving or giving of gifts, entertainment or favors
   -  political campaign contributions and expenditures on public officials

VI.  RESTRICTIONS

     a.   BLACKOUT PERIODS.

        (i) INDEPENDENT TRUSTEES. No Independent Trustee shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known: (a) that any Investment Advisory Client has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn, or (b) that such Security is being considered for purchase or sale on behalf of any Investment Advisory Client.

        (ii) ACCESS PERSONS - PURCHASES. No Access Person shall purchase, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least fifteen (15) calendar days before and after any Investment Advisory Client purchases (or has purchased) that Security, except that Access Persons shall be permitted to purchase such Securities if all of the following conditions are met:

                (a) the Adviser's trader has certified to the Designated Officer or the Alternate Designated Officer, if the Designated Officer wishes to purchase such Securities, that all purchase transactions of the Investment Advisory Clients have been completed for that day;

                (b) the Portfolio Manager(s) of that Investment Advisory
                    Client(s) certify to the Designated Officer or Alternate Designated Officer that the Access Person's purchase transaction is not likely to have an adverse impact on the Investment Advisory Client(s), including any Investment Advisory Client's ability to purchase or sell such Securities in the future;

                (c) the Approval to Purchase or Sell During a Blackout Period
                    form (attached hereto as Exhibit E) has been completed and the Access Person otherwise complies with the Compliance Procedures set forth in Article VI and Article VIII of this Code; and

                (d) the Access Person is able to complete the purchase
                    transaction of such Securities on the same day as permission is granted by the Designated Officer or Alternate Designated Officer.

     NOTE: In connection with permitting the purchase of a Security during a blackout period relating to purchases as noted in Article VI.a.(ii), the Designated Officer or Alternate Designated Officer may give consideration to all relevant facts and circumstances, including the frequency with which the Access Person engages in similar transactions.

        (iii) ACCESS PERSONS - SALES. No Access Person shall sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such Security is held by an Investment Advisory Client, unless and until the Security is sold or otherwise disposed of by all the Investment Advisory Clients, except that Access Persons shall be permitted to sell such Securities if all of the following conditions are met:

                (e) the Adviser's trader has certified to the Designated Officer or the Alternate Designated Officer, if the Designated Officer wishes to sell such Securities, that all sale transactions of the Investment Advisory Clients have been completed for that day;

                (f) the Portfolio Manager(s) of that Investment Advisory
                    Client(s) certify to the Designated Officer or Alternate Designated Officer that the Access Person's sale transaction is not likely to have an adverse impact on the Investment Advisory Client(s), including any Investment Advisory Client's ability to purchase or sell such Securities in the future;

                (g) the Approval to Purchase or Sell During a Blackout form
                    (attached hereto as Exhibit E) has been completed and the Access Person otherwise complies with the Compliance Procedures set forth in Article VI and Article VIII of this Code; and

                (h) the Access Person is able to complete the sale transaction of such Securities on the same day as permission is granted by the Designated Officer or Alternate Designated Officer.

     NOTE: In connection with permitting the sale of a Security during a blackout period relating to sales as noted in Article VI.a.(iii), the Designated Officer or Alternate Designated Officer may give consideration to all relevant facts and circumstances, including the frequency with which the Access Person engages in similar transactions and the Access Person's proposed use of the proceeds (I.E., purchase of a home or car, or payment of educational or medical expenses).

     b.   INITIAL PUBLIC OFFERINGS.

          No Access Person shall acquire direct or indirect beneficial ownership of any Security in an initial public offering.

     c.   PRIVATE PLACEMENT OFFERINGS.

          With regard to private placements offerings:

          (i) Each Access Person contemplating the acquisition of direct or indirect beneficial ownership of a Security in a private placement offering shall obtain express prior written approval from the Designated Officer or, if the Designated Officer is contemplating such an acquisition, the Alternate Designated Officer for any such acquisition (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person by virtue of his or her position with an Investment Advisory Client).

          (ii) If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement offering, such Access Person shall disclose such personal investment to the Designated Officer or, if the Designated Officer shall have acquired such ownership, the Alternative Designated Officer prior to each subsequent recommendation to any Investment Advisory Client for which he acts in a capacity as an Access Person, for investment in that issuer.

          (iii) If an Access Person shall have acquired direct or indirect beneficial ownership of a Security of an issuer in a private placement transaction, any subsequent decision or recommendation by such Access Person to purchase Securities of the same issuer for the account of an Investment Advisory Client shall be subject to an independent review by personnel of the Adviser with no personal or financial interest in the issuer.

     d.   SHORT-TERM TRADING PROFITS - AFFILIATED MUTUAL FUNDS.

          No Access Person shall profit from the purchase and sale, or sale and purchase, of the securities of an Affiliated Mutual Fund of which such Access Person has, or by reason of such transactions acquired, direct or indirect beneficial ownership, within sixty (60) calendar days, except to the extent that (i) the transaction is a portfolio rebalancing transaction (I.E., a transaction by an Access Person in which the Access Person purchases and sells or sells and purchases the securities of Affiliated Mutual Funds on a systematic basis (but in no event more frequently than quarterly and in response to economic or personal changes), or (ii) the transaction has been pre-cleared in accordance with the procedures set forth in Article VIII of this Code, with consideration given to all relevant circumstances, including the frequency with which the Access Person engages in similar transactions and the Access Person's proposed use of the proceeds (I.E., purchase of a home or car, or payment of educational or medical expenses). Any profit so realized without prior approval shall be disgorged as directed by the Designated Officer or, if any profit is so realized by the Designated Officer, the Alternate Designated Officer.

          For purposes of this paragraph (d), if an Access Person holds securities of an Affiliated Mutual Fund in different accounts and such securities were purchased on different days, the securities most recently purchased by the Access Person irrespective of the account in which such securities are held shall be the securities to which the restrictions of this paragraph shall apply; provided, however, that portfolio rebalancing transactions and securities acquired or disposed of in such transactions irrespective of account will not be subject to the sixty (60) calendar day limitation and will not be compared to those securities that are subject to the sixty (60) calendar day limitation (and such purchase and sale, or sale and purchase transaction shall not require pre-clearance).

     e.   GIFTS.

          No Access Person, Non-Access Person or Independent Trustee or a member of his or her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to the Adviser or its Investment Advisory Clients, or from any company whose Securities have been purchased or sold or considered for purchase or sale on behalf of the Adviser's Investment Advisory Clients. The foregoing sentence shall not prohibit any benefit or direct or indirect compensation to the Access Person from any entity under common Control with the Adviser for bona fide services rendered as an officer, director or employee of such person. This prohibition shall not apply to (i) gifts of small value, usually in the nature of reminder advertising, such as pens, calendars, etc., which in the aggregate do not exceed $100 in value in any one calendar year, and
          (ii) a reasonable level of participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes.

          In addition to the requirements of this Code, all Access Persons and Non-Access Persons of the Adviser are subject to the Adviser's Gift Policy, as such policy may be modified from time to time.

     f.   RECEIPT OF BROKERAGE DISCOUNTS. ETC.

          No Access Person shall, with respect to an amount in which he or she has any direct or indirect beneficial ownership, accept any discount or other special consideration from any registered broker or dealer which is not made generally available to all other customers and clients of such broker or dealer.

     g.   SERVICE AS A DIRECTOR.

          (i) No Access Person shall serve on a board of directors as a director or trustee (or comparable position) of any trust, or any public or private company or organization without prior authorization from the Designated Officer, based upon a determination that such board service would be consistent with the interests of Investment Advisory Clients and their respective shareholders.

          (ii) If board service of an Access Person is authorized, such Access Person shall be isolated from investment decisions with respect to the trust, company or organization of which he or she is a director through any informational barrier and/or policies and procedures approved by the Designated Officer.

     h.   OUTSIDE INVESTMENT ADVISORY SERVICES.

          No Access Person may render investment advisory services to any person or entity that is not an Investment Advisory Client of the Adviser, without first obtaining the written permission of the Designated Officer or, if the Designated Officer is seeking to render such services, the Alternate Designated Officer. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Adviser or its general partner with respect to competitive activities.

     i.   NONPUBLIC MATERIAL INFORMATION.

          No Access Person, Non-Access Person or Independent Trustee shall utilize nonpublic material information about any issuer of Securities (including a Mutual Fund and/or an Affiliated Mutual Fund) in the course of rendering investment advice or making investment decisions on behalf of such Access Person, the Adviser or its Investment Advisory Clients. Nonpublic material information is information not generally available to the public that is likely to have an impact (positive or negative) on the price of as security upon its release. No Access Person or Independent Trustee should solicit from any issuer of Securities any such nonpublic material information. Any Access Person or Independent Trustee inadvertently receiving nonpublic information regarding Securities held by an Investment Advisory Client of the Adviser or being considered for purchase by the Adviser for an Investment Advisory Client shall (1) notify immediately the Designated Officer of, if the Designated Officer receives such nonpublic information, the Alternate Designated Officer, and (2) not take any investment-related action with respect to such information or communicate the information to anyone other than a Designated Officer or comparable individual(s), such as legal counsel.

          In addition to the requirements of this Code, all Access Persons and Non-Access Persons of the Adviser are subject to the Affiliated Manager's Group, Inc. Policy Regarding Special Trading Procedures, as such policy may be modified from time to time.

     j.   TRANSACTIONS WITH INVESTMENT ADVISORY CLIENTS.

          No Access Person or Independent Trustee shall knowingly sell to or purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which such Investment Advisory Client is the issuer and no Independent Trustee shall knowingly sell to or purchase from a portfolio of the Skyline Funds any Security or other property of which he or she has, or by reason of such transaction acquires, direct or indirect beneficial ownership, except Securities of which the Skyline Funds is the issuer.

     k.   INVESTMENT CLUBS.

          No Access Person shall participate in any so-called "investment club" or other entity, activity or organization that engages in the purchase or sale of securities, including the purchase or sale of the securities of Mutual Funds or Affiliated Mutual Funds. If you have any questions concerning the status of a particular entity, activity or organization, please immediately contact the Designated Officer.

VII. EXEMPTIONS

     The restrictions of Article VI (a)-(d) of this Code shall NOT apply to the following:

     a. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     b. Purchases or sales of Securities which are not eligible for purchase or sale by Investment Advisory Clients of the Adviser as determined by the Designated Officer;

     c. Purchases or sales which are non-volitional (I.E., not made by you or an agent) on the part of either the Access Person or Independent Trustee or the Investment Advisory Clients of the Adviser (for example, securities received as gifts or corporate actions by issuers);

     d.   Purchases which are part of an automatic dividend reinvestment plan;

     e. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     f. Purchases or sales of instruments that are not within the definition of a "Security" as set forth in Article II of this Code; and

     g. Purchases or sales of securities other than those exempted in (a) through (f) of this Article VII that have been authorized in writing by the Designated Officer or, if such purchase or sale is made by the Designated Officer, the Alternate Designated Officer following a specific determination that the transaction is consistent with the statement of General Principles embodied in Article I of this Code.

VIII. COMPLIANCE PROCEDURES

     a.   PRECLEARANCE.

          (i) An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a Security except as provided herein unless:

                (a) such purchase or sale has been approved by the Designated
                    Officer, or if the Designated Officer seeks to acquire or dispose of beneficial ownership of a Security, such purchase or sale has been approved by the Alternate Designated Officer;

                (b) the approved transaction is completed within two (2)
                    business days of the time approval is received; and

                (c) the Designated Officer or the Alternate Designated Officer
                    has not rescinded such approval prior to execution of the transaction.

          NOTE: An Access Person may not, directly or indirectly dispose of beneficial interest of a share of an Affiliated Mutual Fund that such Access Person has held for sixty (60) calendar days or less except in accordance with Article VI, paragraph d of this Code.

          (ii) All requests for preclearance must be set forth in writing on the standard Personal Trading Request and Authorization form, a copy of which is attached hereto as Exhibit A.

          (iii) The Adviser shall cause to be maintained such "restricted lists" or other documents or devices as shall be necessary and appropriate to facilitate the preclearance process.

          (iv) In reviewing transactions, the Designated Officer or the Alternate Designated Officer shall take into account the exemptions allowed under Article IV and may take into account whether or not the Security is held or to be acquired by an Investment Advisory Client.

     b.   REPORTING AND REVIEW REQUIREMENTS.

          (i) INITIAL AND ANNUAL HOLDINGS REPORTS. All Access Persons shall disclose (1) all personal holdings of Securities (including the securities of Mutual Funds and Affiliated Mutual Funds) upon the adoption of this Code, and (2) all accounts maintained with a broker or other market intermediary, no later than ten (10) days after commencement of employment ("Initial Holdings Report"), and thereafter on an annual basis ("Annual Holdings Report"). Annual Holdings Reports shall be delivered to the Designated Officer no later than January 30 of the following year. The information in either the Initial Holdings Report or Annual Holdings Report must be current as of a date not more than 45 days prior to the individual becoming an Access Person or the date the report is submitted.

                Initial Holdings and Annual Holdings Reports shall contain the following information:

                (a) title, interest rate and maturity date (if applicable), number of shares or principal amount, current price and market value of each Security held beneficially;

                (b) the name of any broker, dealer or other market intermediary with or through which the investment person maintains an account and the account number; and

                (c) the date the report is submitted.

                A form of Initial/Annual Holdings Report is attached hereto as Exhibit G.

          (ii) TRADE CONFIRMATIONS AND NEW ACCOUNT INFORMATION. All Access Persons shall (1) promptly notify (in any event within ten (10) days) the Designated Officer of the establishment of an account with any broker or other market intermediary and provide the name of such broker or other market intermediary, the date the account was established, and the number for such account, and
                (2) direct their brokers or other market intermediaries to supply the Designated Officer on a timely basis, duplicate copies of confirmations of all transactions in any Security (including any security of a Mutual Fund and/or Affiliated Mutual Fund) in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership of such Security (including any security of a Mutual Fund and Affiliated Mutual Fund).

          (iii) QUARTERLY REPORTS.

                (a)   ACCESS PERSONS.

                      (1). GENERAL REQUIREMENT. Unless excluded by paragraph (2) below of this Article VIII.b.(iii).(a) of the Code, every Access Person shall make a report in writing to the Designated Officer not later than thirty (30) days after the end of each calendar quarter ("Quarterly Transactions Report") in the Quarterly Transactions Report form attached hereto as Exhibit F. This report shall contain the information set forth below with respect to (i) transactions in any Security (including any security of a Mutual Fund and/or Affiliated Mutual Fund) in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, and
                      (ii) any account established by an Access Person during the quarter with respect to any securities transaction (including any transaction in securities of Mutual

                      Funds and/or Affiliated Mutual Funds) in which the Access Person had any direct or indirect beneficial ownership.

                      With respect to any Securities transaction (including a transaction in securities of a Mutual Fund and/or Affiliated Mutual Fund), provide:

                      (A). The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of securities and the principal amount of each security involved;

                      (B). The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                      (C). The price of the security at which the transaction was effected;

                      (D). The name of the broker or other market intermediary with or through which the transaction was effected; and

                      (E). The date that the report is submitted by the Access Person.

                      With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                      Person:

                      (A). The name of the broker or other market intermediary with whom the Access person established the Account;

                      (B).  The date the account was established, and

                      (C). The date that the report is submitted by the Access Person.

                      When no transactions have been effected and/or no accounts have been established, such quarterly report shall represent that no transactions subject to reporting requirements were effected and/or no accounts were established. After receipt of such quarterly reports, the Designated Officer shall give a report to the Chief Executive Officer certifying that he has received the quarterly reports from all Access Persons.

                      Any such quarterly report may contain a statement that the report shall not be construed as an admission by the Access Person or other person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

                      (2). EXCEPTION TO GENERAL REQUIREMENT. An Access Person need not make a Quarterly Transactions Report with respect to transactions effected pursuant to an automatic investment plan or if the Quarterly Transactions Report would duplicate information contained in broker trade confirmations and/or account statements received by the Designated Officer within thirty (30) days after the end of a calendar quarter.

                      Any personal transaction in any Security (including any security of a Mutual Fund and/or Affiliated Mutual Fund), of an Access Person or Independent Trustee which for any reason does not appear in the broker trade confirmations and/or account statements described above shall be reported as required by Article VIII.b.(iii).(a).(1) of this Code. Broker trade confirmations of personal transactions and/or account statements may be in any form (including copies of confirmations or statements) but must include the information required by this Code and Rule 17j-1.

           (b)      INDEPENDENT TRUSTEES.

                      (1). GENERAL REQUIREMENT. An Independent Trustee need not make a (i) Initial Holdings Report, (ii) Annual Holdings Report, or (iii) Quarterly Transactions Report, unless the Independent Trustee knew or, in the ordinary course of fulfilling his or her official duties as a director of the Skyline Funds, should have known that during the fifteen
                      (15) day period immediately before or after the Independent Trustee's purchase or sale transaction in a Security, the Skyline Funds or the Adviser purchased or sold, or considered purchasing or selling the Security.

                      (2). EXCEPTION TO GENERAL REQUIREMENT. Each Independent Trustee shall make a report in writing to the Designated Officer not later than fifteen (15) days after affecting a purchase or sale of a Security as described herein. This report shall set forth the information described in Article VIII.b.(iii).(a).(1) hereof with respect to transactions in any Security that the Independent Trustee at the time of the transaction knew, or in the ordinary course of fulfilling his or her duties as a trustee should have known, was as of the date of the transaction (or within fifteen (15) days before or after such date) purchased or sold or considered for purchase or sale by the Adviser or the Skyline Funds.

          (iv) REVIEW OF REPORTS. The Designated Officer shall review or supervise the review of the personal securities transactions reported pursuant to this Article VIII, except the personal securities transactions reported by the Designated Officer, which shall be reviewed by the Alternate Designated

                Officer. As part of that review, each such reported transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. The Designated Officer or the Alternate Designated Officer shall determine whether a particular violation is material or non-material. If the Designated Officer or the Alternate Designated Officer determines that a material violation of this Code has or may have occurred, he shall submit his written determination, together with the transaction report and any additional explanatory material provided by the individual, to the Chief Executive Officer (or, if the purported violation occurred with respect to the Chief Executive Officer, then to the Designated Officer, Alternative Designated Officer or other representative of the Adviser), who shall make an independent determination of whether a material violation has occurred. The Designated Officer or the Alternate Designated Officer shall conduct reviews of transactions by the Chief Executive Officer.

In summary, Securities transactions must be pre-cleared and reported as outlined below:

PRE-CLEAR AND REPORT           -   Securities, including:
                                    -     debt securities rated below "A" by at least one national rating service
                                    -     futures or options on futures based on a single stock or on a narrow-based index
                                    -     Affiliated Mutual Fund shares if the purchase and sale or the sale and purchase transaction (other than a "portfolio rebalancing transactions") occurs within sixty (60) calendar days

REPORT ONLY (NO NEED TO        -   gifts or bequests (either receiving or giving) of securities (note that
PRE-CLEAR)                         sales of Securities received as a gift must be both pre-cleared and reported)
                               -   debt instruments rated "A" or above by at least one national rating service
                               -   sales pursuant to tender offers
                               -   dividend reinvestments
                               -   Mutual Funds and Affiliated Mutual Funds
                               -   Broad-Based Exchange Traded Funds

DO NOT PRE-CLEAR OR REPORT     -   money market instruments with maturities of one year or less
                               -   direct obligations of the U.S. Government
                               -   bankers' acceptances, CDs or commercial paper
                               -   commodities or futures
                               -   transactions in accounts over which you have no influence or control
                                   (for example, you have delegated investment decision-making authority to a professional money manager)
                               -   transactions effected pursuant to an automatic investment plan

     c.   REVIEW BY SKYLINE FUNDS BOARD.

          The officers of Skyline Funds shall prepare an Annual Issues and Certification Report to the board of trustees of Skyline Funds that:

          (i) summarizes existing procedures under the Code concerning personal investing and any changes in those procedures during the past year;

          (ii) describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code (including the Code's reporting requirements) and sanctions imposed;

          (iii) certifies to the board of trustees that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons and the Independent Trustees from violating the Code; and

          (iv) identifies any recommended changes in the Code, existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     d.   CERTIFICATE OF COMPLIANCE.

          Each Access Person, Non-Access Person and Independent Trustee is required to certify (1) initially upon receiving the Code, (2) upon a material change in the Code and (3) annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person and Non-Access Person is required to certify annually (1) that he or she has complied with all the requirements of the Code and (2) that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code. Each Access Person who has not engaged in any personal securities transactions during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification. A copy of the Annual Affirmation of Compliance form is attached hereto as Exhibit D.

     e.   REPORTING OF VIOLATIONS.

          If a person who is subject to this Code becomes aware of any violation of the Code, the individual is required to report such violation to the Chief Compliance Officer promptly. It is the Adviser's policy to investigate the potential violation promptly and confidentially. Retaliation against any individual who reports a violation is prohibited and constitutes a further violation of the Code.

X.   SANCTIONS

     a.   FORMS OF SANCTION.

          Any Access Person who is determined to have violated any provision of this Code shall be subject to sanctions, which may include any one or more of the following: censure, suspension without pay, termination of employment and/or disgorgement of any profits realized on transactions in violation of this Code.

     b.   PROCEDURES.

          If the Designated Officer finds that a material or non-material violation of this Code has occurred, he or she shall report the violation and the suggested corrective action and sanctions to the Chief Executive Officer of the Adviser, who may at the request of the person involved review the matter, and shall impose such sanction as he deems appropriate. If a Securities transaction of the Designated Officer or Chief Executive Officer is under consideration, the Chief

          Executive Officer, Alternative Designated Officer or other representative of the Adviser, as appropriate, shall act in all respects in the manner prescribed herein for the Designated Officer or Chief Executive Officer.

XI.  MISCELLANEOUS PROVISIONS

     a.   RECORDS.

          The Skyline Funds and Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Commission:

          (i) A copy of this Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect shall be preserved in an easily accessible place;

          (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

          (iii) A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place;

          (iv) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code or who are or were responsible for reviewing the reports, shall be maintained in a easily accessible place;

          (v) Records evidencing prior approval of, and the rationale supporting, an acquisition by an Access Person of Securities in a private placement offering;

          (vi) A record of all written acknowledgements of receipt of the Code and amendments for all persons who are or within the past five
                (5) years were employees shall be preserved for five (5) years after the individual ceases to be an employee; and

          (vii) A copy of the written report provided by the Skyline Funds and the Adviser to the board of trustees of the Skyline Funds in accordance with paragraph (c)(2)(ii) of Rule 17j-1 for a period of five (5) years following the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place.

     b.   CONFIDENTIALITY.

          All reports of Securities transactions (including Mutual Funds and Affiliated Mutual Funds) and any other information filed with the Adviser or its Investment Advisory Clients or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Commission or other regulatory entities.

     c.   EFFECT OF VIOLATION OF THIS CODE.

          In adopting Rule 17j-1, the Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a PER SE unlawful act prohibited by the general anti-fraud provisions of Rule 17j-1. In adopting this Code, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

                                                                      APPENDIX A

                         SKYLINE ASSET MANAGEMENT, L.P.
                                       AND
                                  SKYLINE FUNDS
                                 CODE OF ETHICS

                        EXAMPLES OF BENEFICIAL OWNERSHIP

     This Code of Ethics relates to the purchase or sale of securities of which an Access Person or Independent Trustee has a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control. Under this Code, "beneficial ownership" is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Rule 16a-1(a)(2) under the Securities Exchange Act specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. Accordingly, a director, officer, employee, agent or consultant of the Adviser may be deemed to have beneficial ownership of securities held by members of his immediate family sharing the same household, or by certain partnerships, trusts, corporations or other arrangements.

EXAMPLES OF BENEFICIAL OWNERSHIP

     What constitutes "beneficial ownership" has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a) by you for your own benefit, whether bearer, registered in your own name, or otherwise;

(b) by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)  for your account(s) by pledgees;

(d) by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct by will a distribution of trust property or income to you;

(e) by you as trustee or co-trustee, where either of you or members of your immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

(f) by a trust of which you are the trustee or the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)  by any partnership in which you are a partner;

(h) by a personal holding company controlled by you alone or jointly with others;

(i)  in the name of your spouse unless legally separated;

(j) in the name of minor children or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home. This applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k) in the name of another person (other than those listed in (i) and (j) just above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; and

(1) in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership as described in (k) just above), if you can vest or revest title in yourself.

                                                                      APPENDIX B

                        BROAD-BASED EXCHANGE TRADED FUNDS

               SYMBOL                        NAME
                DIA         The Dow Industrials DIAMONDS
                QQQ         Nasdaq-100 Index Tracking Stock
                SPY         Standard & Poor's Depositary Receipts
                MDY         Standard & Poor's MidCap 400 Depositary Receipts
                IJH         iShares S&P MidCap 400 Index Fund
                IVV         iShares S&P 500 Index Fund
                IWB         iShares Russell 1000 Index Fund
                IWF         iShares Russell 1000 Growth Index Fund
                IWD         iShares Russell 1000 Value Index Fund
                IWM         iShares Russell 2000 Index Fund
                IWV         iShares Russell 3000 Index Fund
                IVW         iShares S&P 500/BARRA Growth Index Fund
                IVE         iShares S&P 500/BARRA Value Index Fund
                IJR         iShares S&P Small Cap 600 Index Fund
                IYY         iShares Dow Jones U.S. Total Market Index Fund
                IKC         iShares S&P/TSE 60 Index Fund

                                                                       EXHIBIT A

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

                         SKYLINE ASSET MANAGEMENT, L.P.
                        311 South Wacker Dr., Suite 4500
                             Chicago, Illinois 60606

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Name of Employee:          _______________________________
                                                                  FOLLOW-UP
Date of Request:           _______________________________

Transaction:  SECURITY ___________________________________      Date of Employee
              Ticker Symbol  _____________________________      Purchase/Sale:
              Purchase _________             Sale ________      ________________

              AFFILIATED MUTUAL FUND _____________________      Date of Adviser
              Ticker Symbol  _____________________________      Purchase/Sale
              Purchased within Last 60 days: Y / N              (if applicable):

No. of Shares, or
Principal Amount:          _______________________________      _____________

                                                                Reviewed By:
Exchange Traded:           _______________________________      _____________

Name of Broker, and
Brokerage Firm:            _______________________________     AFFILIATED MUTUAL
                                                               FUND 60 DAY RULE
Account Name:              _______________________________

Account Number:            _______________________________   Date of
                                                             Purchase: ________
IPO?:                                   Y   /   N
Private Placement?:                     Y   /   N
To the best of your knowledge is this                        Date of
transaction in compliance with the                           Sale: _______
Skyline Code of Ethics?:                Y   /   N

Employee's Signature:      _______________________________


Designated Officer's
Approval :(Printed Name and Signature) :_______________________  Date:__________

                                                                       EXHIBIT B

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
          FOR ACCESS PERSONS AND NON-ACCESS PERSONS OF THE ADVISER AND
                                  SKYLINE FUNDS

     CODE OF ETHICS. Skyline Asset Management, L.P. ("Adviser") and the Skyline Funds have adopted a written Code of Ethics (the "Code") to avoid potential conflicts of interest by personnel of the Adviser. A copy of the Code is attached to this letter. As a condition of your continued employment with the Adviser and the retention of your position, if any, as an officer, director, employee, agent or consultant of the Adviser, you are required to read, understand and abide by the Code. Terms used herein but not defined herein have the meanings given in the Code.

     COMPLIANCE PROGRAM. The Code and the Adviser's policies require that all personnel furnish to the Adviser's Designated Officer the names and addresses of any brokerage or market intermediary with which you have any account. You are also required to furnish, or arrange for a broker or other market intermediary to furnish, to the Adviser's Designated Officer (1) information concerning the existence of any account (including account number and the name of the broker or other market intermediary), (2) copies of your confirmation statements, and (3) monthly or quarterly account statements or Quarterly Transactions Reports, or such other documents, showing all purchases or sales of Securities (including any securities of Mutual Funds and/or Affiliated Mutual Funds (as defined in the Code)) in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish to the Designated Officer (1) a report of your personal holdings in Securities (including any security of a Mutual Fund and/or Affiliated Mutual
Fund) within ten (10) days of commencement of your employment with the Adviser and annually thereafter, and (2) information concerning the existence of any account (including account number and the name of the broker or other market intermediary). These requirements apply to any account, such as an account at a brokerage house, trust account at a bank, custodial account or similar types of accounts.

     The Adviser's compliance program also requires that you immediately report any contact with any Securities issuer, government or its personnel, or others, that, in the usual course of business, might involve material non-public financial information. The compliance program and related policies require that you immediately bring to the attention of the Designated Officer any information you receive from any source which might be material non-public information.

     Any questions concerning the Code should be directed to the Adviser's Designated Officer.

     I affirm that I have read and understand the Code of Ethics. I agree to the terms and conditions set forth in the Code and to abide by such terms and conditions.


---------------------------------------                 ------------------
              Signature                                        Date

                                                                       EXHIBIT C

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS
                    FOR INDEPENDENT TRUSTEES OF SKYLINE FUNDS

     CODE OF ETHICS. Skyline Asset Management, L.P. ("Adviser") and Skyline Funds have adopted a written Code of Ethics (the "Code") to avoid potential and actual conflicts of interest by Adviser personnel. A copy of the Code is attached to this letter. As an Independent Trustee of the Skyline Funds, you are required to read, understand and abide by the Code.

     Any questions concerning the Code should be directed to Skyline's Designated Officer.

     I affirm that I have read and understand the Code of Ethics. I agree to the terms and conditions set forth in the Code and to abide by such terms and conditions.


---------------------------------------                 ------------------
              Signature                                        Date

                                                                       EXHIBIT D

                         SKYLINE ASSET MANAGEMENT, L.P.
                                       AND
                                  SKYLINE FUNDS
                                 CODE OF ETHICS

                        ANNUAL AFFIRMATION OF COMPLIANCE

I affirm that:

1. I have again read and, during the past year to the best of my knowledge, have complied or disclosed any instance of non-compliance with the Code of Ethics of Skyline Asset Management, L.P. ("Adviser") and the Skyline Funds ("Code").

2. I have provided to the Adviser's Designated Officer the names and addresses of each account that I have with any broker or other market intermediary, including, but not limited to, broker-dealers, banks and others. (List of known accounts and corresponding account numbers, and name of broker or market intermediary is attached.)

3. I have provided to the Designated Officer of the Adviser copies of confirmations of securities transactions and account statements showing each and every transaction in any Security (including any security of a Mutual Fund and/or Affiliated Mutual Fund) in which I have or have had a beneficial ownership interest, as defined in the Code during the most recently-ended calendar year; or

         During the most recent calendar year there were no transactions in any Security (including any security of a Mutual Fund and/or Affiliated Mutual
     Fund) in which I had a beneficial ownership interest required to be reported pursuant to the Code.

4. I have provided to the Designated Officer a report of my personal holdings of any Security (including any security of a Mutual Fund and/or Affiliated Mutual Fund) as of the end of the most recent calendar year, including the title, number of shares or principal amount, and the current price and market value of each such security in which I have any direct or indirect beneficial ownership.


              -----------------------------              ---------------------

              Signature                                       Date

                                                                       EXHIBIT E

              APPROVAL TO PURCHASE OR SELL DURING A BLACKOUT PERIOD

     This form is used by Skyline Asset Management, L.P. (the "Adviser") to grant approval for an Access Person to purchase or sell Securities that an Investment Advisory Client holds during a "blackout period" as such term is used in the Code of Ethics for the Adviser and the Skyline Funds (the "Code").

NAME OF SECURITY:  __________________________________

The "blackout period" shall not be applicable with respect to the above Security so long as all of the following conditions are met:

(a) the Adviser's trader has certified to the Designated Officer or the Alternate Designated Officer, if the Designated Officer wishes to purchase or sell such Security, that all purchase or sale transactions of the Investment Advisory Clients have been completed for that day;


     -------------------------------
     Trader Signature

(b) the Portfolio Manager of that Investment Advisory Client has certified to the Designated Officer or Alternate Designated Officer that the Access Person's purchase or sale transaction is not likely to have an adverse impact on the Investment Advisory Client, including the Investment Advisory Client's ability to purchase or sell such Security in the future:


     -------------------------------
     Portfolio Manager Signature

(c) the Access Person otherwise complies with the Compliance Procedures set forth in Article VI and Article VIII of this Code; and


     -------------------------------
     Access Person Signature

(d) the Access Person is able to complete the purchase or sale transaction of such Security on the same date as permission is granted by the Designated Officer or Alternate Designated Officer.


     -------------------------------
     Designated Officer Signature


ATTACH TO PERSONAL TRADING REQUEST AND AUTHORIZATION FORM.

                                                                       EXHIBIT F

                         Skyline Asset Management, L.P.

                       QUARTERLY TRANSACTIONS REPORT FORM

In accordance with the Code of Ethics for Skyline Asset Management, L.P. and the Skyline Funds, each Access Person must make quarterly reports of transactions in Securities, unless excluded from such reporting obligation under the terms of the Code.

This Quarterly Transactions Report form must be completed, signed, dated by you and then returned to the Compliance Officer of Skyline Asset Management, L.P. within thirty (30) days of each quarter end.

I.   REPORTING PERIOD.

Please indicate the time period covered by this Quarterly Transactions Report
Form:

Reporting Period: ________________________Quarter ___, 200_ ("Reporting Period")

II.  REPORTS OF SECURITIES TRANSACTIONS.

Below, please indicate the Securities transactions (including transactions in the securities of Mutual Funds and/or Affiliated Mutual Funds) that you entered into during the Reporting Period. Please provide all requested information for each Securities transaction.

              NAME OF SECURITY,
              INCLUDING TITLE,
              INTEREST RATE AND
              MATURITY DATE (IF        # SHARES
              APPLICABLE) AND ANY       (STOCK)
              SECURITY OF A                OR        PURCHASE, SALE, GIFT
  DATE        MUTUAL FUND              PRINCIPAL           OR OTHER
   OF         AND/OR AN AFFILIATED       AMOUNT         ACQUISITION OR       TRANSACTION    ACCOUNT    NAME OF BROKER OR OTHER
  TRADE       MUTUAL FUND                (BOND)           DISPOSITION           PRICE       NUMBER     MARKET INTERMEDIARY
----------    --------------------    -----------    --------------------    -----------    -------    ------------------------


If you did not enter into or engage in any Securities transactions during the Reporting Period, please check the box below.

/ / No transactions to report for this Reporting Period.

III. NEW ACCOUNTS ESTABLISHED DURING THE REPORTING PERIOD.

                        DATE ACCOUNT
    ACCOUNT NUMBER      ESTABLISHED           NAME OF BROKER OR OTHER MARKET INTERMEDIARY
----------------------  --------------------  --------------------------------------------------


If you did not establish any accounts during the Reporting Period, please check the box below.

/ / No new accounts were established during this Reporting Period.

   My signature below shall constitute my affirmation that I have reported all transactions and all accounts required to be reported under the Code during the
                                Reporting Period.


Employee Signature:
                    --------------------------------------------
Name (Print):
Title (Print):


Date:
                    ----------------------

                          SKYLINE ASSET MANAGEMENT L.P.
                       311 South Wacker Drive, Suite 4500
                                Chicago, IL 60606

In accordance with the Code of Ethics for Skyline Asset Management, L.P. (the "Adviser") and the Skyline Funds (the "Code"), each Access Person must make an Initial Holdings Report no later than ten (10) days after commencement of their employment with the Adviser and an Annual Holdings Report no later than January 30 of the following year. The information provided must be current as of a date not more than 45 days before the individual becomes an Access Person or the date the report is submitted.

                         INITIAL/ANNUAL HOLDINGS REPORT

NAME OF SECURITY, (INCLUDING TITLE, INTEREST
RATE AND MATURITY DATE, IF APPLICABLE) AND   # OF SHARES (STOCK) OR
ANY SECURITY OF A MUTUAL FUND AND/OR AN         PRINCIPAL AMOUNT    CURRENT                             NAME OF BROKER OR OTHER
AFFILIATED MUTUAL FUND                               (BOND)          PRICE  MARKET VALUE ACCOUNT NUMBER MARKET INTERMEDIARY
-------------------------------------------- ---------------------- ------- ------------ -------------- -----------------------


My signature below shall constitute an affirmation that I have reported all Securities (including the securities of Mutual Funds and/or Affiliated Mutual Funds) in which I have a direct or indirect beneficial ownership interest and have otherwise complied with the Code.

Employee Signature:
                    ------------------------------------------------
Name (Print):
              -----------------------------------------------------
Title (Print):
               ---------------------------------------------------
Date:
      ----------------------------

                                       G-1